UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2015

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2345 Eastlake Ave. East, Suite 201, Washington	98112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, Scott Youmans was appointed as the Chief Operating Officer of Atossa Genetics Inc. (the “Company”).

Mr. Youmans has no family relationships with any other executive officers or any directors of the Company, and has no arrangements or understandings with any other persons (other than with our directors or officers acting solely in their capacities as such) pursuant to which he was selected as an officer. There are no transactions in which Mr. Youmans has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Youmans’ appointment as Chief Operating Officer, pursuant to his promotion letter, dated as of September 1, 2015, Mr. Youmans will receive an initial annual salary of $287,040. Mr. Youmans will also be eligible to receive an annual cash bonus in an amount up to 35% of his base salary. On September 1, 2015, Mr. Youmans was awarded an option to purchase a total of 50,000 shares of our common stock, pursuant to our 2010 Stock Option and Incentive Plan, as amended, with an exercise price of $0.76 per share which was the closing price of our common stock on the Nasdaq Capital Market on September 1, 2015, the date of Mr. Youmans appointment. The option will vest quarterly over a four-year period and will expire 10 years from the date of grant. Further, upon a change-of-control of the Company, 100% of Mr. Youmans’ then unvested options shall vest. The foregoing description of the promotion letter is qualified in its entirety by reference to the full text of the promotion letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

In connection with Mr. Youmans’ appointment, we also entered into an Indemnification Agreement with Mr. Youmans’, effective September 1, 2015, in the same form as has previously been entered into with our other executive officers and directors. The Indemnification Agreement generally requires us to indemnify Mr. Youmans against liabilities incurred in the performance of his duties to us to the maximum extent permitted by applicable law. Our standard form of Indemnification Agreement is filed as Exhibit 10.5 to our Amended Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 21, 2012.

 On September 2, 2015, the Company issued a press release announcing Mr. Youmans’ appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promotion Letter

99.1	Press Release, dated September 2, 2015

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015	Atossa Genetics Inc.

	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Promotion Letter

99.1	Press Release, dated September 2, 2015